As filed with the Securities and Exchange Commission on February 5, 2001                                             File No. ____________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

INNOTRAC CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	7389	58-1592285
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6655 Sugarloaf Parkway Duluth, Georgia 30097 (678) 584-4000	Scott D. Dorfman President, Chief Executive Officer and Chairman of the Board 6655 Sugarloaf Parkway Duluth, Georgia 30097 (678) 584-4000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	(Name, address, including zip code, and telephone number including area code, of agent for service)

2000 Stock Option And Incentive Award Plan, As Amended

(Full Title of the Plan)

Copies to:

Jan M. Davidson, Esq.
Kilpatrick Stockton LLP
1100 Peachtree Street, N.E., Suite 2800
Atlanta, Georgia 30309
(404) 815-6500
(404) 815-6555 (fax)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock	2,800,000	$13,212,500	$3,303.13

(1)   Determined in accordance with Rule 457(c) under the Securities Act of 1933, based on $4.71875 the average of the high and low prices on the NASDAQ on January 30, 2001 (2)   Pursuant to Rule 416, this Registration Statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends, reclassification of stock, corporate transaction or similar transactions.

ITEM 1.             Plan Information.*

ITEM 2.             Registration Information and Employee Plan Annual Information.*

*                         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.             Incorporation of Documents by Reference

                          The Registrant hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

  The Registrant's Annual Report on Form 10-K for the Year Ended December 31, 1999, Commission File Number 000-23741 (the "10-K").

  The Registrant’s report on Form 10-Q for the Quarter Ended March 31, 2000, Commission File Number 000-23741.

  The Registrant’s report on Form 10-Q for the Quarter Ended June 30, 2000, Commission File Number 000-23741.

  The Registrant’s report on Form 10-Q/A for the Quarter Ended June 30, 2000, Commission File Number 000-23741.

  The Registrant’s report on Form 10-Q for the Quarter Ended September 30, 2000, Commission File Number 000-23741.

  The description of the Registrant’s common stock, $0.10 par value per share (the “Common Stock”), contained in the section entitled “Description of Capital Stock” of the Registrant’s registration statement on Form S-1, Registration No. 333-42373, previously filed with the SEC, including all amendments and reports filed for the purpose of updating such description.

  All documents subsequently filed by the Registrant with the SEC under Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement that indicates all securities offered have been sold or which deregisters all securities that remain unsold.

                          Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.             Description of Securities

                           Not applicable (the Common Stock is registered under Section 12(g) of the Exchange Act).

ITEM 5.             Interests of Named Experts and Counsel

                           Not applicable.

ITEM 6.             Indemnification of Directors and Officers

                          The Registrant’s Amended and Restated Articles of Incorporation provides for indemnification of directors to the full extent permitted by Georgia law and, to the extent permitted by such law, eliminates or limits the personal liability of directors to the Registrant and its stockholders for monetary damages for certain breaches of fiduciary duty and the duty of care. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or person controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Pursuant to its Articles of Incorporation, the Registrant may indemnify its officers, employees, agents and other persons to the fullest extent permitted by Georgia law. The Registrant’s Bylaws obligate the Registrant, under certain circumstances, to advance expenses to its directors and officers in defending an action, suit or proceeding for which indemnification may be sought.

                          The Registrant's Amended and Restated Bylaws also provide that the Registrant shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or who, while a director, officer, employee or agent, is or was serving as a director, officer, trustee, general partner, employee or agent of one of the Registrant's subsidiaries or, at the request of the Registrant, of any other organization, against any liability asserted against such person or incurred by such person in any such capacity, whether the Registrant would have the power to indemnify such person against such liability under Georgia law. The Registrant maintains such insurance on behalf of all of its directors and executive officers.

ITEM 7.            Exemption from Registration Claimed

                          Not Applicable.

ITEM 8.            Exhibits

                          The exhibits included as part of this Registration Statement are as follows:

Exhibit No.	Description
4.1	Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1, as amended, Registration No. 333-42373 (the "Form S-1")).
4.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 of Registrant’s Form S-1).
4.3	Innotrac Corporation’s 2000 Stock Option and Incentive Award Plan.
4.4	First Amendment to the Innotrac Corporation 2000 Stock Option and Incentive Award Plan.
5	Opinion and Consent of Kilpatrick Stockton LLP, Counsel to the Registrant.
23.1	Consent of Arthur Andersen LLP.
23.2	Consent of Kilpatrick Stockton LLP (included in Exhibit 5 hereto).
24	Powers of Attorney (included in the signature page hereto).

ITEM 9.             Undertakings

                           (a)        The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                            (b)        The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (c)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on February 1, 2001.

INNOTRAC CORPORATION By: /s/ Scott D. Dorfman Scott D. Dorfman, Chairman and Chief Executive Officer

POWER OF ATTORNEY

             Each person whose signature appears below in so signing also makes, constitutes, and appoints Scott D. Dorfman and David L. Gamsey, and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement, and any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all post-effective amendments thereto together with exhibits to any such registration statements or amendments and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 1, 2001, by the following persons in the capacities indicated.

Signature	Position
/s/ Scott D. Dorfman Scott D. Dorfman	Chairman, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
/s/ David L. Gamsey David L. Gamsey	Senior Vice President, Chief Financial Officer and Secretary (Principal Financial Officer and Accounting Officer)
/s/ Bruce V. Benator Bruce V. Benator	Director
/s/ Martin J. Blank Martin J. Blank	Director
/s/ David Ellin David Ellin	Director
/s/ Larry Hanger Larry Hanger	Director
/s/ William H. Scott, III William H. Scott, III	Director

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1, as amended, Registration No. 333-42373 (the "Form S-1")).
4.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 of Registrant’s Form S-1).
4.3	Innotrac Corporation’s 2000 Stock Option and Incentive Award Plan.
4.4	First Amendment to the Innotrac Corporation 2000 Stock Option and Incentive Award Plan.
5	Opinion and Consent of Kilpatrick Stockton LLP, Counsel to the Registrant.
23.1	Consent of Arthur Andersen LLP.
23.2	Consent of Kilpatrick Stockton LLP (included in Exhibit 5 hereto).
24	Powers of Attorney (included in the signature page hereto).